Exhibit 99.1

Spectra Energy Partners Reports Second Quarter 2017 Results

HOUSTON, August 2, 2017 – Spectra Energy Partners, LP (NYSE: SEP) today reported net income of $367 million, including net income from controlling interests of $328 million, for the second quarter ended June 30, 2017, with diluted earnings per limited partner unit of $0.75. The second quarter included non-recurring special items of $29 million, which decreased diluted earnings per limited partner unit by $0.09.

HIGHLIGHTS:

•	Continued earnings and cash flow growth from capital expansions and solid base business performance in line with expectations
•	Sabal Trail placed into service, on time and on budget; continued advancement of $3.0 billion of commercially secured projects
•	Announced 39th consecutive quarterly distribution increase, representing a 7.5% increase over the distribution declared in August 2016

Second quarter 2017 ongoing distributable cash flow (DCF) was $371 million, compared with $281 million in the prior-year quarter. Distributions per limited partner unit for second quarter 2017 were $0.71375, compared with $0.66375 per limited partner unit in the second quarter of 2016.

For the quarter, ongoing earnings before interest, taxes, depreciation and amortization (EBITDA) were $548 million, compared with $448 million in the prior-year quarter.

Ongoing net income from controlling interests was $357 million for the quarter, or $0.84 diluted earnings per limited partner unit, compared with $293 million, or $0.73 diluted earnings per limited partner unit in the prior-year quarter. Net income from controlling interests was $328 million for the quarter, or $0.75 diluted earnings per limited partner unit, compared with $287 million, or $0.71 diluted earnings per limited partner unit in the prior-year quarter.

PRESIDENT COMMENT

“Spectra Energy Partners achieved another solid quarter thanks to the reliability and strength of our fee-based business model with no direct commodity exposure and virtually no volume exposure, and further enhanced by the successful execution of our expansion program. The 39th consecutive quarterly cash distribution increase we announced earlier today demonstrates our continued ability to generate both the cash flow and growth we promised investors,” said Bill Yardley, chairman and president of Spectra Energy Partners.

“We also made significant progress in advancing SEP’s 15 commercially secured projects totaling more than $8 billion in gross expansion opportunity through 2019 – most notably, by placing the Sabal Trail project into service in early July, on time and on budget. The strength of our business model and expansion program continues to give us confidence in our ongoing ability to deliver on the financial commitments we made to our investors,“ continued Yardley.

SEGMENT RESULTS

U.S. Transmission

Ongoing EBITDA from U.S. Transmission was $497 million in the second quarter 2017, compared with $412 million for the second quarter of 2016, and reflects increased earnings from expansion projects including AIM, Sabal Trail, Gulf Markets and NEXUS. The 2017 and 2016 ongoing results exclude special items of $11 million and $6 million in expenses respectively, both related to the 2016 Texas Eastern pipeline incident. The 2017 ongoing results also exclude $6 million in expense, primarily from merger-related costs.

Liquids

Ongoing EBITDA from Liquids was $65 million in the second quarter 2017, compared with $58 million in the second quarter 2016. These results reflect expansion revenues from the Express Enhancement project placed into service in October 2016 and higher transportation revenues due to higher average tariff rates on the Express Pipeline, partially offset by higher operating costs. The 2017 period excludes a special item of $1 million for merger-related costs.

Other

Ongoing net expenses from "Other" were $14 million and $22 million in the second quarters 2017 and 2016, respectively. The 2017 period excludes special items of $11 million, primarily from merger-related costs.

Interest Expense

Interest expense was $60 million in the second quarter 2017, compared with $56 million in the second quarter 2016, reflecting higher average long-term debt balances in 2017, partially offset by higher capitalized interest.

Liquidity and Capital Expenditures

Total debt outstanding at Spectra Energy Partners as of June 30, 2017 was $7.9 billion, with available liquidity of $1.3 billion.

This year, Spectra Energy Partners has received net proceeds of $85 million through its “At the Market” (ATM) equity issuance program.

Including contributions from noncontrolling interests, Spectra Energy Partners has $1.8 billion of capital expansion spending planned in 2017, which is expected to be funded through a combination of debt, equity issued primarily through its ATM program, and return of capital from joint venture asset-level financings. Including contributions from noncontrolling interests of $126 million, total capital spending for the three months ended June 30, 2017, was $585 million, consisting of $532 million of growth capital expenditures and $53 million of maintenance capital expenditures.

EXPANSION PROJECT UPDATES

Commercially Secured Projects

Sabal Trail was placed into commercial service in early July with 400,000 dekatherms per day (Dth/d) of firm transportation available to meet the peak cooling season needs of Florida Power and Light and an additional 300,000 Dth/d of firm delivery available to serve Duke Energy’s new natural gas-fired generation later this year. The 515-mile pipeline will have the capacity to deliver approximately 1.1 billion cubic feet of natural gas per day to the Southeast U.S. once approved future expansions are completed. The successful completion of Sabal Trail demonstrates Spectra Energy Partner’s ability to navigate rigorous environmental permitting processes while working with landowners and other key stakeholders.

The Lebanon Extension and phase two of the Gulf Markets Expansion were placed into service earlier this week, several months ahead of schedule and on budget, again demonstrating the success of SEP’s project execution model. Construction continues on Access South and Adair Southwest, which are on track for in-service later this year.

Construction also continues on Atlantic Bridge, with initial in-service of the Connecticut facilities scheduled for the fourth quarter of 2017. Full in-service of all project facilities is expected in the second half of 2018.

The Bayway Lateral project received FERC approval in July, with construction expected to begin in early August to achieve its targeted in-service in the first half of 2018.

PennEast and STEP remain on track for their targeted in-service dates in 2018 as does Stratton Ridge with its 2019 in-service date.

Approval of the NEXUS and TEAL projects remains pending before the FERC due to a lack of quorum.  While NEXUS’ and TEAL’s certificate applications remain pending, the record supporting the Final Environmental Impact Statement and Applications are complete and ready for prompt FERC approval once a quorum is restored. As previously indicated, since the quorum at FERC was not in place by the end of June and the FERC Certificates remain pending before the Commission, a 2017 in-service date is not expected.  Once the expected approval is received, a revised 2018 in-service date will be identified.

New to SEP’s execution backlog are the Texas-Louisiana Market Projects and the Lambertville-East project that demonstrate SEP’s ability to leverage its existing asset footprint and expand its demand-pull business profile. The combined $20 million Texas-Louisiana Market projects are a 157,000 Dth/d expansion of Texas Eastern to serve demand-pull markets along the Gulf Coast region and the $45 million Lambertville-East project will provide 60,000 Dth/d of firm transportation service on Texas Eastern’s Zone M3. Both projects are expected to be placed into service in the second half of 2019.

Development Projects.

In June, Access Northeast withdrew its pre-filing application from the FERC Docket to recognize the lack of a uniform energy policy in New England that is required to achieve full regional support of natural gas infrastructure for electric generation. While this procedural action places the FERC process on hold, Access Northeast’s partners continue to actively pursue a viable commercial and operational model to address New England’s need for additional natural gas pipeline infrastructure.

Earlier this week Texas Eastern announced an open season for its Enhanced Electric Reliability Project to serve electric generators in the PJM Interconnection (PJM) and other demand markets within the region. Given the 40 power generators in close proximity to Texas Eastern, we are well positioned to serve this growing market need and deliver reliability to PJM, as the region is seeing an increasing dependence upon natural gas with the retirements of coal and nuclear resources. The open season concludes in mid-September.

ADDITIONAL INFORMATION

Additional information about second quarter 2017 earnings can be obtained via the Spectra Energy Partners website: www.spectraenergypartners.com.

Spectra Energy Partners will host a joint webcast with Enbridge Inc. (TSX, NYSE: ENB) on August 3 at 8 a.m. CT. The webcast will be available via the Spectra Energy Partners Events & Presentations page, and the conference call can be accessed by dialing (877) 930-8043 in North America or (253) 336-7522 outside North America. The participant passcode is 51403910#.

A replay of the call will be available via the Spectra Energy Partners Events & Presentations page, or by dialing (855) 859-2056 in North America or (404) 537-3406 outside North America and using the above passcode.

The conference call format will include prepared remarks from the executive team followed by a question and answer session for the analyst and investor community only. Spectra Energy Partners’ media and investor relations teams will be available after the call for any additional questions.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests as a measure to evaluate operations of the partnership. This measure is a non-GAAP financial measure as it represents net income from controlling interests, excluding special items. Special items represent certain charges and credits which we believe will not be recurring on a regular basis. We believe that the presentation of ongoing net income from controlling interests provides useful information to investors, as it allows investors to more accurately compare our ongoing performance across periods. The most directly comparable GAAP measure for ongoing net income from controlling interests is net income from controlling interests.

We use earnings from continuing operations before interest, income taxes, and depreciation and amortization (EBITDA) and ongoing EBITDA, non-GAAP financial measures, as performance measures for Spectra Energy Partners, LP. Ongoing EBITDA represents EBITDA, excluding special items. We believe that the presentation of EBITDA and ongoing EBITDA provides useful information to investors, as it allows investors to more accurately compare Spectra Energy Partners, LP’s performance across periods. The most directly comparable GAAP measure for EBITDA and ongoing EBITDA for Spectra Energy Partners, LP is net income.

The primary performance measures used by us to evaluate segment performance are segment EBITDA and Other EBITDA. We consider segment EBITDA and Other EBITDA, which are the GAAP measures used to report segment results, to be good indicators of each segment's operating performance from its continuing operations as they represent the results of our segments' operations before depreciation and amortization without regard to financing methods or capital structures. Our segment EBITDA and Other EBITDA may not be comparable to similarly titled measures of other companies because other companies may not calculate EBITDA in the same manner.

We also use ongoing segment EBITDA as a measure of performance. Ongoing segment EBITDA is a non-GAAP financial measure, as it represents reported segment EBITDA, excluding special items. We believe that the presentation of ongoing segment EBITDA provides useful information to investors, as it allows investors to more accurately compare a segment's ongoing performance across periods. The most directly comparable GAAP measure for ongoing segment EBITDA is segment EBITDA.

We also present Distributable Cash Flow (DCF), which is a non-GAAP financial measure. We believe that the presentation of DCF provides useful information to investors, as it represents the cash generation capabilities of the partnership to support distribution growth. We also use ongoing DCF, which is a non-GAAP financial measure, as it represents DCF, excluding the cash effect of special items. The most directly comparable GAAP measure for DCF and ongoing DCF is net income. We also use DCF coverage, which is a non-GAAP financial measure, as it represents DCF divided by distributions declared on partnership units. The most directly comparable GAAP measure for DCF coverage is Earnings-Per-Unit (EPU).

The non-GAAP financial measures presented in this press release should not be considered in isolation or as an alternative to financial measures presented in accordance with GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures of other partnerships because other partnerships may not calculate these measures in the same manner.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas and oil industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and oil and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other related infrastructure projects and the effects of competition; the performance of natural gas and oil transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas and oil supplies to gathering, processing and transmission systems and in connecting to expanding gas and oil markets; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the capital markets during the periods covered by forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2016 Form 10-K, filed on February 24, 2017, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Partners

Spectra Energy Partners, LP is one of the largest pipeline master limited partnerships in the United States and connects growing supply areas to high-demand markets for natural gas and crude oil. These assets include more than 15,000 miles of transmission pipelines, approximately 170 billion cubic feet of natural gas storage, and approximately 5.6 million barrels of crude oil storage. Spectra Energy Partners, LP is traded on the New York stock exchange under the symbol SEP; information about the company is available on its website at www.spectraenergypartners.com.

FOR FURTHER INFORMATION PLEASE CONTACT:

Media:	Michael Barnes
Toll Free: (877) 496-8142
michael.barnes@enbridge.com

Analysts and Investors:	Roni Cappadonna
(713) 627-4778 or Toll Free: (800) 481-2804
roni.cappadonna@enbridge.com

###

Spectra Energy Partners, LP
Quarterly Highlights

June 2017

(Unaudited)

(In millions, except per-unit amounts)

Reported - These results include the impact of special items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
INCOME
Operating Revenues	$695	$618	$1,395	$1,242
Total Reportable Segment EBITDA	544	464	1,089	931
Net Income – Controlling Interests	328	287	645	585
EBITDA BY BUSINESS SEGMENT
U.S. Transmission	$480	$406	$959	$817
Liquids	64	58	130	114
Total Reportable Segment EBITDA	544	464	1,089	931
Other EBITDA	(25)	(22)	(71)	(42)
Total Reportable Segment and Other EBITDA	$519	$442	$1,108	$889

PARTNERS’ CAPITAL
Declared Cash Distribution per Limited Partner Unit	$0.71375	$0.66375	$1.41500	$1.31500
Weighted Average Units Outstanding
Limited Partner Units	310	298	310	292
General Partner Units	6	6	6	6
DISTRIBUTABLE CASH FLOW
Distributable Cash Flow	$341	$275	$697	$646
CAPITAL AND INVESTMENT EXPENDITURES (a)
Capital Expenditures – U.S. Transmissions			$1,350	$986
Capital Expenditures – Liquids			11	37
Investment Expenditures			158	112
Total			$1,519	$1,135

U.S. TRANSMISSION
Operating Revenues	$592	$529	$1,188	$1,067
Operating Expenses
Operating, Maintenance and Other	201	183	401	355
Other Income and Expenses	89	60	172	105
EBITDA	$480	$406	$959	$817

LIQUIDS
Operating Revenues	$103	$89	$207	$175
Operating Expenses
Operating, Maintenance and Other	39	31	76	62
Other Income and Expenses	-	-	(1)	1
EBITDA	$64	$58	$130	$114
Express Pipeline Revenue Receipts, MBbl/d (b)	254	233	263	233
Platte PADD II Deliveries, MBbl/d	136	143	140	132
Canadian Dollar Exchange Rate, Average	1.34	1.29	1.33	1.33

	June 30, 2017	June 30, 2016
Debt	$7,946	$7,213
Actual Units Outstanding	317	315

(a) Excludes contributions received from noncontrolling interests of $416 million in 2017 and $278 million in 2016.

(b) Thousand barrels per day.

Spectra Energy Partners, LP

Condensed Consolidated Statements of Operations (Unaudited)

(In millions)

Reported - These results include the impact of special items

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operating Revenues	$695	$618	$1,395	$1,242
Operating Expenses	352	313	720	613
Operating Income	343	305	675	629
Other Income and Expenses	89	61	172	108
Interest Expense	60	56	116	112
Earnings Before Income Taxes	372	310	731	625
Income Tax Expense	5	5	10	9
Net Income	367	305	721	616
Net Income - Noncontrolling Interests	39	18	76	31
Net Income - Controlling Interests	$328	$287	$645	$585

Spectra Energy Partners, LP
Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30, 2017	June 30, 2016
ASSETS
Current Assets	$559	$660
Investment and Other Assets	4,623	4,469
Net Property, Plant and Equipment	17,257	16,092
Regulatory Assets and Deferred Debits	443	385
Total Assets	$22,882	$21,606

LIABILITIES
Current Liabilities	$2,392	$1,779
Long-term Debt	6,214	6,223
Deferred Credits and Other Liabilities	198	200
Equity	14,078	13,404
Total Liabilities and Equity	$22,882	$21,606

Spectra Energy Partners, LP
Distributable Cash Flow

(Unaudited)

(Dollars in millions, except where noted)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net Income	$367	$305	$721	$616
Add:
Interest Expense	60	56	116	112
Income Tax Expense	5	5	10	9
Depreciation and Amortization	87	77	172	154
Foreign Currency (Gain) Loss	-	1	-	-
Less:
Third Party Interest Income	-	2	1	2
EBITDA	519	442	1,018	889
Add::
Earnings from Equity Investments	(40)	(30)	(78)	(57)
Distributions from Equity Investments (a)	40	32	78	97
Other	(1)	1	-	3
Less:
Earnings from Investments	60	56	116	112
Equity AFUDC	48	29	93	46
Net Cash Paid for Income Taxes	3	4	8	5
Distributions to non-controlling Interests	13	8	25	15
Maintenance Capital Expenditures	53	73	79	108
Total Distributable Cash Flow	$341	$275	$697	$646

 Spectra Energy Partners, LP
Reported to Ongoing Distributable Cash Flow Reconciliation

(Unaudited)

(In millions)

	Three Months Ended
	June 30, 2017			June 30, 2016
	Reported	Less: Special Items	Ongoing	Reported	Less: Special Items	Ongoing
Net Income	$367	$(29)	$396	$305	$(6)	$311
Add:
Interest expense	60	-	60	56	-	56
Income tax expense	5	-	5	5	-	5
Depreciation and amortization	87	-	87	77	-	77
Foreign currency loss	-	-	-	1	-	1
Less:
Third party interest income	-	-	-	2	-	-
EBITDA	519	(29)	548	442	(6)	448

Add:
Earnings from equity investments	(40)	-	(40)	(30)	-	(30)
Distributions from equity investments (a)	40	-	40	32	-	32
Non-cash impairment at Ozark Gas Gathering	(1)	-	(1)	1	-	1
Other	-	-	-	-	-	-

Less:
Interest expense	60	-	60	56	-	56
Equity AFUDC	48	-	48	29	-	29
Net cash paid for income taxes	3		3	4	-	4
Distributions to non-controlling interests	13	-	13	8	-	8
Maintenance capital expenditures	53	1	52	73	-	73
Total Distributable Cash Flow	$341	$(30)	$371	$275	$(6)	$281

Spectra Energy Partners, LP
Reported to Ongoing Earnings Reconciliation

June 2017 Quarter-to-Date

(Unaudited)

(In millions)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$480	$(17)	A	$497
Liquids	64	(1)	B	65
Total Reportable Segment EBITDA	544	(18)		562

Other	(25)	(11)	B	(14)
Total Reportable Segment and other EBITDA	$519	$(29)		$548

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$519	$(29)		$548
Depreciation and Amortization	(87)	—		(87)
Interest Expense	(60)	—		(60)
Other Income and Expenses	—	—		—
Income Tax Expense	(5)	—		(5)
Total Net Income	367	(29)		396

Total Net Income - Noncontrolling Interests	(39)	—		(39)

Total Net Income - Controlling Interests	$328	$(29)		$357

A - Primarily merger related severance costs and inspection and repair costs related to the Texas Eastern pipeline incident in Pennsylvania.

B - Primarily merger-related severance costs

Spectra Energy Partners, LP
Reported to Ongoing Earnings Reconciliation

June 2017 Year-to-Date

(Unaudited)

(In millions)

SEGMENT EARNINGS BEFORE I™NTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$959	$(37)	A	$996
Liquids	130	(3)	B	133
Total Reportable Segment EBITDA	1,089	(40)		1,129

Other	(71)	(35)	B	(36)
Total Reportable Segment and other EBITDA	$1,018	$(75)		$1,093

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$1,018	$(75)		$1,093
Depreciation and Amortization	(172)	—		(172)
Interest Expense	(116)	—		(116)
Other Income and Expenses	1	—		1
Income Tax Expense	(10)	—		(10)
Total Net Income	721	(75)		796

Total Net Income - Noncontrolling Interests	(76)	—		(76)

Total Net Income - Controlling Interests	$645	$(75)		$720

A - Primarily merger related severance costs and inspection and repair costs related to the Texas Eastern pipeline incident in Pennsylvania.

B - Primarily merger-related severance costs

Spectra Energy Partners, LP
Reported to Ongoing Earnings Reconciliation

June 2016 Quarter-to-Date

(Unaudited)

(In millions)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$406	$(6)	A	$412
Liquids	58	—		58
Total Reportable Segment EBITDA	464	(6)		470

Other	(22)	—		(22)
Total Reportable Segment and other EBITDA	$442	$(6)		$448

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$442	$(6)		$448
Depreciation and Amortization	(77)	—		(77)
Interest Expense	(56)	—		(56)
Other Income and Expenses	1	—		1
Income Tax Expense	(5)	—		(5)
Total Net Income	305	(6)		311

Total Net Income - Noncontrolling Interests	(18)	—		(18)

Total Net Income - Controlling Interests	$287	$(6)		$293

A- Inspection and repair costs related to the Texas Eastern pipeline incident in Pennsylvania.

Spectra Energy Partners, LP
Reported to Ongoing Earnings Reconciliation

June 2016 Year-to-Date

(Unaudited)

(In millions)

SEGMENT EARNINGS BEFORE INTEREST, TAXES, AND DEPRECIATION AND AMORTIZATION	Reported/ Ongoing Earnings	Less: Special Items		Ongoing Earnings

U.S. Transmission	$817	$(6)	A	$823
Liquids	114	—		114
Total Reportable Segment EBITDA	931	(6)		937

Other	(42)	—		(42)
Total Reportable Segment and other EBITDA	$889	$(6)		$895

EARNINGS

Total Reportable Segment EBITDA and Other EBITDA	$889	$(6)		$895
Depreciation and Amortization	(154)	—		(154)
Interest Expense	(112)	—		(112)
Other Income and Expenses	2	—		2
Income Tax Expense	(9)	—		(9)
Total Net Income	616	(6)		622

Total Net Income - Noncontrolling Interests	(31)	—		(31)

Total Net Income - Controlling Interests	$585	$(6)		$591

A - Inspection and repair costs related to the Texas Eastern pipeline incident in Pennsylvania.